UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2012

FNBH BANCORP, INC.

(Exact name of Registrant as specified in its charter)

Michigan (State or Other Jurisdiction of Incorporation)	000-25752 (Commission File No.)	38-2869722 (IRS Employer Identification No.)

101 East Grand River, Howell, Michigan (Address of Principal Executive Offices)		48843 (Zip Code)

517-546-3150

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.07.          Submission of Matters to a Vote of Security Holders

On May 24, 2012, FNBH Bancorp, Inc. (the "Company") held its 2012 Annual Meeting of Shareholders.  The matters listed below were submitted to a vote of the shareholders through the solicitation of proxies. The proposals are described in detail in the Company's Proxy Statement dated April 27, 2012, which was filed with the Securities and Exchange Commission on April 27, 2012.  The preliminary voting results are as follows:

Proposal 1 – Election of Directors

The following two individuals were elected to serve as directors of the Company to hold office for three (3) year terms expiring in 2015.

Nominee	For	Withheld
Stanley B. Dickson, Jr.	208,529	14,144
Ronald L. Long	189,174	33,499

Proposal 2 – To vote upon a proposal to amend the Restated Articles of Incorporation to increase the number of authorized shares of common stock from 7 million shares to 11 million shares.

The shareholders approved the proposal to amend the Restated Articles of Incorporation to increase the number of authorized shares of common stock from 7 million shares to 11 million shares.

For	Against	Abstain
237,208	49,353	2,068

Proposal 3 – Ratification of the Appointment of BDO USA, LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2012

The shareholders ratified the appointment of BDO USA, LLP as the Company’s Independent Registered public accounting firm for the fiscal year ending December 31, 2012

For	Against	Abstain
274,855	12,863	911

This Current Report on Form 8-K will be amended to report the final voting results once such final results are received by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FNBH BANCORP, INC.

Dated: May 30, 2012
/s/ Mark Huber
	By:	Mark Huber
	Its:	Chief Financial Officer